Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS SECOND QUARTER FINANCIAL RESULTS

•Consolidated second quarter sales were $43.2 million, down 41% sequentially and down 61% from Q2 2019, as a collapse in oil and gas demand and well-completion activity drove a sharp sales decline at DynaEnergetics
•Gross margin was 15%, down from 33% in Q1 2020 and 38% in Q2 2019
•Operating loss was $8.0 million versus operating income of $24.7 million in Q2 2019
•Net loss was $5.6 million, or $0.38 per diluted share; while adjusted net loss* was $4.4 million, or $0.29 per diluted share
•Adjusted EBITDA* was negative $1.8 million versus positive $11.3 million in Q1 2020 and positive $29.0 million in Q2 2019
•Net cash* (cash and cash equivalents less total debt) at June 30, 2020, was $4.5 million, up from net cash of $2.9 million at March 31, 2020

BROOMFIELD, Colo. - July 23, 2020 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its second quarter ended June 30, 2020.

Consolidated sales were $43.2 million, down 41% sequentially and down 61% versus the second quarter of 2019. As global energy demand plunged due to the Covid-19 pandemic, there was a concurrent drop in unconventional drilling and completion activity, which negatively affected sales at DynaEnergetics, DMC’s oilfield products business. Second quarter well completions in the United States fell by nearly 70% versus the second quarter of 2019, according to the American Petroleum Institute.

Second quarter gross margin was 15% versus 33% in the 2020 first quarter and 38% in the 2019 second quarter. The decline relates to a 73% year-over-year sales decline at DynaEnergetics, which also was impacted by lower selling prices and an inventory reserve of $1.6 million. The magnitude of DynaEnergetics’ sales decrease led to significant under-absorption of fixed overhead and research and development expenses. In addition, low utilization of DynaEnergetics’ manufacturing facilities resulted an excess-capacity charge of $2.0 million. Generally accepted accounting principles (GAAP) stipulate that fixed overhead expenses are capitalized as inventory on the balance sheet when incurred, and then expensed to the income statement when the related inventory is sold. However, in periods when manufacturing activity drops significantly below normalized levels, a portion of fixed overhead expenses are required to be recognized in the income statement, rather than carried as inventory on the balance sheet.

Second quarter operating loss was $8.0 million, and included $800,000 of bad debt expense. In the comparable year ago quarter, DMC reported operating income of $24.7 million.

Net loss was $5.6 million, or $0.38 per diluted share, versus net income of $17.2 million, or $1.15 per diluted share, in last year’s second quarter. Adjusted net loss was $4.4 million, or $0.29 per diluted share.

Second quarter adjusted EBITDA was negative $1.8 million versus a positive $11.3 million in the 2020 first quarter, and a positive $29.0 million in the 2019 second quarter.

Net cash (total cash and cash equivalents less total debt) at June 30, 2020, was $4.5 million, up from net cash of $2.9 million at March 31, 2020.

DynaEnergetics
Second quarter sales at DynaEnergetics were $23.6 million, down 56% sequentially and down 73% from the 2019 second quarter. Gross margin was 8%, down from 37% in the first quarter of 2020 and 41% in last year’s second quarter. Operating loss was $6.9 million versus operating income of $26.8 million in the comparable year-ago quarter. Excluding restructuring charges, adjusted operating loss was $5.0 million versus adjusted operating income of $26.8 million in the 2019 second quarter. Adjusted EBITDA was negative $3.3 million versus $28.5 million in last year’s second quarter.

NobelClad
Second quarter sales at NobelClad, DMC's composite metals business, were $19.6 million, down 4% sequentially and 12% versus the 2019 second quarter. Gross margin was 25%, flat versus the 2020 first quarter and down from 26% in last year's second quarter. Operating income was $2.0 million versus $1.9 million in the year-ago second quarter. Adjusted EBITDA was $3.1 million versus $3.1 million in last year’s second quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the second quarter was 1.05, and its rolling 12-month bookings were $89 million versus $98 million at March 31, 2020. Order backlog was $42.9 million versus $41.3 million at the end of the first quarter.

Six-month results
Consolidated sales for the six-month period were $116.8 million, down 45% versus the same period a year ago. Gross margin was 27% versus 37% in the 2019 six-month period. Operating loss was $1.6 million versus operating income of $45.1 million in last year’s six-month period. Net loss for the period was $1.5 million, or $0.10 per diluted share, versus net income of $32.4 million, or $2.17 per diluted share, in the same period a year ago.

Six-month adjusted operating income was $1.5 million and adjusted net income was $684,000, or $0.05 per diluted share. Adjusted EBITDA was $9.5 million versus $52.9 million in last year’s six-month period.

DynaEnergetics
Six-month sales at DynaEnergetics were $76.9 million, down 54% from $168.5 million, in last year’s six-month period. Operating income was $1.7 million versus $49.9 million in the comparable year-ago period. Adjusted EBITDA was $8.0 million versus $53.0 million in last year’s six-month period.

NobelClad
NobelClad reported six-month sales of $39.9 million, down 6% from $42.6 million at the six-month mark last year. Operating income was $3.5 million versus $3.8 million in the comparable year-ago period, while adjusted EBITDA was $5.4 million versus $5.8 million in last year’s six-month period.

Management Commentary
President and CEO Kevin Longe said, “The second quarter decline in unconventional well-completion activity came on faster and was more severe than anticipated. This situation was exacerbated as oilfield service companies utilized excess component inventory to address the limited number of well completions performed during the quarter. In addition, we were not immune to the severe pricing pressure impacting the entire oilfield services industry.

“Despite these challenges, DynaEnergetics is capitalizing on the slowdown in activity. Management currently is engaged with several operators and service companies seeking to strengthen their business models before the next up cycle by transitioning away from field-assembled components in favor of our Factory-Assembled, Performance Assured™ perforating systems.

“In recent weeks, DynaEnergetics introduced a series of products that are designed for new well-perforating applications and collectively increase its addressable market by more than 20%. The DS Echo™ perforating system positions DynaEnergetics in the emerging re-frac market, while DS MicroSet™ and DS Liberator™ address plug setting and tool-string disengagement applications. Each of these tools is the lightest and most compact in its respective product category, not to mention Factory-Assembled, Performance-Assured and Intrinsically Safe™.

“NobelClad achieved a modest sequential improvement in its order backlog, but is beginning to see effects of the global pandemic on booking activity. Customers in the downstream energy industry have delayed various repair and maintenance projects; and the award of a large prospective petrochemical order has been slowed by international travel restrictions that have held up customer site visits. Despite these challenges, NobelClad currently is pursuing more opportunities in a broader range of end markets than at any time in its history.

“In light of the unprecedented downturn in global economic activity, we have made the necessary adjustments to our activity-based cost structure. However, we will continue to invest in technology, product and market development initiatives that will ensure we maintain our competitive advantages and future growth. As well-completion activity resumes and the perforating sector works through an inventory overhang, we are confident demand for DynaEnergetics’ systems will recover. We also believe bookings activity at NobelClad will accelerate once the pandemic-related project delays are behind us.

“I’m extremely proud of our employees around the world, and want to thank them for their determination and collaborative spirit during a very challenging period. DMC is in a much better position than it was during the last downturn. We have a compelling business model supported by industry-leading products and applications, and also have built a highly efficient cost structure and strong balance sheet. We will continue to capitalize on the market slowdown by working closely with customers to address their operational challenges and strengthen their business models. I remain confident we will emerge from this period a stronger company than we were when the downturn began.”

Guidance
Michael Kuta, CFO, said third quarter 2020 sales are expected to be in a range of $45 million to $50 million versus the $43.2 million reported in the 2020 second quarter. At the business level, DynaEnergetics is expected to report sales in a range of $27 million to $30 million versus the $23.6 million reported in 2020 second quarter, while NobelClad’s sales are expected in a range of $18 million to $20 million versus the $19.6 million reported in the 2020 second quarter. Consolidated gross margin is expected to be in a range of 20% to 24% versus 15% in the 2020 second quarter.

Third quarter selling, general and administrative (SG&A) expense is expected in a range of $11 million to $11.5 million versus the $12.2 million reported in the 2020 second quarter, while amortization expense is expected to be approximately $350,000. Interest expense is expected to be in a range of $150,000 to $200,000.

Adjusted EBITDA is expected in a range of $1.5 million to $4.0 million versus the negative $1.8 million in the second quarter of 2020.

Kuta said management expects to end the third quarter in a neutral to slightly positive net cash position, and minimal to zero borrowings on its $50 million revolving credit facility.

Third quarter capital expenditures are expected in a range of $2 million to $3 million.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). The call is available live via the Internet at: https://www.webcaster4.com/Webcast/Page/2204/35662, or by dialing 844-407-9500 (862-298-0850 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available until August 6, 2020, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #35662.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted operating income (loss), adjusted net income (loss), and net cash are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted operating income (loss) is defined as operating income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted net income (loss) is defined as net income plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Net cash is defined as cash and cash equivalents less total debt. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Net cash is used by management to supplement GAAP financial information and evaluate DMC’s performance, and management believes this information may be similarly useful to investors. Adjusted operating income (loss) and adjusted net income (loss) are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges on DMC’s operating income (loss) and net income (loss), respectively.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
DMC Global is a diversified holding company. Our innovative businesses provide differentiated products and services to niche industrial and commercial markets around the world. DMC’s objective is to identify well-run businesses and strong management teams and support them with long-term capital and strategic, legal, technology and operating resources. Our approach helps our portfolio companies grow core businesses, launch new initiatives, upgrade technologies and systems to support their long-term strategy, and make acquisitions that improve their competitive positions and expand their markets. DMC’s culture is to foster local innovation versus centralized control, and stand behind our businesses in ways that truly add value. Today, DMC’s portfolio consists of DynaEnergetics and NobelClad, which collectively address the energy, industrial processing and transportation markets. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit the Company’s website at: http://www.dmcglobal.com

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Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including third quarter guidance on sales, gross margin, SG&A, amortization expense, interest expense, adjusted EBITDA, net cash, anticipated borrowings, capital expenditures; as well as our expectation that we will maintain our competitive advantages and future growth; our expectation that demand for DynaEnergetics’ systems will recover once well-completion activity resumes and the perforating sector works through an inventory overhang; our belief that NobelClad’s bookings will accelerate once pandemic-related delays have subsided; and our expectation that we will emerge a stronger company than we were when the downturn began. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins; our ability to collect on our accounts receivable; fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; our ability to access our borrowing capacity under our credit facility; impacts of COVID-19 and any preventive or protective actions taken by governmental authorities, including resulting economic recessions or depressions; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2019. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Jun 30, 2020	Mar 31, 2020	Jun 30, 2019	Sequential	Year-on-year
NET SALES	$43,203	$73,564	$110,954	-41%	-61%
COST OF PRODUCTS SOLD	36,599	49,094	68,881	-25%	-47%
Gross profit	6,604	24,470	42,073	-73%	-84%
Gross profit percentage	15.3%	33.3%	37.9%
COSTS AND EXPENSES:
General and administrative expenses	6,707	8,126	9,460	-17%	-29%
Selling and distribution expenses	5,488	8,527	7,239	-36%	-24%
Amortization of purchased intangible assets	353	354	397	—%	-11%
Restructuring expenses and asset impairments	2,046	1,116	324	83%	531%
Total costs and expenses	14,594	18,123	17,420	-19%	-16%
OPERATING (LOSS) INCOME	(7,990)	6,347	24,653	-226%	-132%
OTHER (EXPENSE) INCOME:
Other (expense) income, net	(85)	115	343	-174%	-125%
Interest expense, net	(156)	(238)	(409)	34%	62%
(LOSS) INCOME BEFORE INCOME TAXES	(8,231)	6,224	24,587	-232%	-133%
INCOME TAX (BENEFIT) PROVISION	(2,583)	2,069	7,343	-225%	-135%
NET (LOSS) INCOME	(5,648)	4,155	17,244	-236%	-133%
NET (LOSS) INCOME PER SHARE
Basic	$(0.38)	$0.28	$1.17	-236%	-132%
Diluted	$(0.38)	$0.28	$1.15	-236%	-133%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,832,242	14,697,164	14,647,019	1%	1%
Diluted	14,832,242	14,717,836	14,899,987	1%	—%
DIVIDENDS DECLARED PER COMMON SHARE	$—	$0.125	$0.020

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Six months ended		Change
	Jun 30, 2020	Jun 30, 2019	Year-on-year
NET SALES	$116,766	$211,089	-45%
COST OF PRODUCTS SOLD	85,696	132,611	-35%
Gross profit	31,070	78,478	-60%
Gross profit percentage	26.6%	37.2%
COSTS AND EXPENSES:
General and administrative expenses	14,831	18,628	-20%
Selling and distribution expenses	14,015	13,548	3%
Amortization of purchased intangible assets	707	795	-11%
Restructuring expenses and asset impairments	3,162	402	687%
Total costs and expenses	32,715	33,373	-2%
OPERATING (LOSS) INCOME	(1,645)	45,105	-104%
OTHER INCOME (EXPENSE):
Other income, net	32	322	-90%
Interest expense, net	(394)	(782)	50%
(LOSS) INCOME BEFORE INCOME TAXES	(2,007)	44,645	-104%
INCOME TAX (BENEFIT) PROVISION	(514)	12,231	-104%
NET (LOSS) INCOME	(1,493)	32,414	-105%
NET (LOSS) INCOME PER SHARE
Basic	$(0.10)	$2.20	-105%
Diluted	$(0.10)	$2.17	-105%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,745,661	14,624,718	1%
Diluted	14,745,661	14,849,816	-1%
DIVIDENDS DECLARED PER COMMON SHARE	$0.125	$0.04

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Jun 30, 2020	Mar 31, 2020	Jun 30, 2019	Sequential	Year-on-year
Net sales	$23,643	$53,220	$88,628	-56%	-73%
Gross profit	1,967	19,476	36,341	-90%	-95%
Gross profit percentage	8.3%	36.6%	41.0%
COSTS AND EXPENSES:
General and administrative expenses	3,157	3,832	4,591	-18%	-31%
Selling and distribution expenses	3,595	5,840	4,637	-38%	-22%
Amortization of purchased intangible assets	259	260	300	—%	-14%
Restructuring expenses and asset impairments	1,851	938	—	97%	n/a
Operating (loss) income	(6,895)	8,606	26,813	-180%	-126%
Adjusted EBITDA	$(3,272)	$11,316	$28,532	-129%	-111%

	Six months ended		Change
	Jun 30, 2020	Jun 30, 2019	Year-on-year
Net sales	$76,863	$168,464	-54%
Gross profit	21,442	67,573	-68%
Gross profit percentage	27.9%	40.1%
COSTS AND EXPENSES:
General and administrative expenses	6,988	8,313	-16%
Selling and distribution expenses	9,435	8,736	8%
Amortization of purchased intangible assets	519	601	-14%
Restructuring expenses and asset impairments	2,789	—	n/a
Operating income	1,711	49,923	-97%
Adjusted EBITDA	$8,044	$53,041	-85%

NobelClad

	Three months ended			Change
	Jun 30, 2020	Mar 31, 2020	Jun 30, 2019	Sequential	Year-on-year
Net sales	$19,560	$20,344	$22,326	-4%	-12%
Gross profit	4,802	5,154	5,884	-7%	-18%
Gross profit percentage	24.6%	25.3%	26.4%
COSTS AND EXPENSES:
General and administrative expenses	797	974	1,102	-18%	-28%
Selling and distribution expenses	1,731	2,551	2,438	-32%	-29%
Amortization of purchased intangible assets	94	94	97	—%	-3%
Restructuring expenses and asset impairments	195	59	324	231%	-40%
Operating income	1,985	1,476	1,923	34%	3%
Adjusted EBITDA	$3,061	$2,369	$3,082	29%	-1%

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

	Six months ended		Change
	Jun 30, 2020	Jun 30, 2019	Year-on-year
Net sales	$39,903	$42,625	-6%
Gross profit	9,954	11,244	-11%
Gross profit percentage	24.9%	26.4%
COSTS AND EXPENSES:
General and administrative expenses	1,771	2,346	-25%
Selling and distribution expenses	4,282	4,549	-6%
Amortization of purchased intangible assets	188	194	-3%
Restructuring expenses and asset impairments	254	402	-37%
Operating income	3,459	3,753	-8%
Adjusted EBITDA	$5,428	$5,787	-6%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

				Change
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sequential	From year-end
	(unaudited)	(unaudited)
ASSETS

Cash and cash equivalents	$17,248	$16,451	$20,353	5%	-15%
Accounts receivable, net	33,684	51,011	60,855	-34%	-45%
Inventory, net	59,760	61,445	53,728	-3%	11%
Other current assets	8,419	9,534	9,417	-12%	-11%

Total current assets	119,111	138,441	144,353	-14%	-17%

Property, plant and equipment, net	106,453	106,817	108,234	—%	-2%
Purchased intangible assets, net	4,784	5,199	5,880	-8%	-19%
Other long-term assets	21,669	18,483	18,954	17%	14%

Total assets	$252,017	$268,940	$277,421	-6%	-9%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$21,473	$29,020	$34,758	-26%	-38%
Contract liabilities	5,226	4,367	2,736	20%	91%
Dividend payable	—	1,883	1,866	-100%	-100%
Accrued income taxes	5,727	8,666	9,651	-34%	-41%
Current portion of long-term debt	3,125	3,125	3,125	—%	—%
Other current liabilities	14,340	16,032	19,287	-11%	-26%

Total current liabilities	49,891	63,093	71,423	-21%	-30%

Long-term debt	9,595	10,406	11,147	-8%	-14%
Deferred tax liabilities	2,747	3,692	3,786	-26%	-27%
Other long-term liabilities	19,501	18,060	18,924	8%	3%
Stockholders’ equity	170,283	173,689	172,141	-2%	-1%

Total liabilities and stockholders’ equity	$252,017	$268,940	$277,421	-6%	-9%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Jun 30, 2020	Mar 31, 2020	Jun 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(5,648)	$4,155	$17,244
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	2,364	2,352	2,157
Amortization of purchased intangible assets	353	354	397
Amortization of deferred debt issuance costs	59	40	36
Stock-based compensation	1,441	1,118	1,495
Deferred income taxes	(1,200)	(160)	81
(Gain) loss on disposal of property, plant and equipment	(14)	13	317
Restructuring expenses and asset impairment	2,046	1,116	324
Change in working capital, net	6,807	(4,068)	(5,746)
Net cash provided by operating activities	6,208	4,920	16,305
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(2,355)	(5,121)	(9,682)
Proceeds on sale of property, plant and equipment	14	—	1,054
Net cash used in investing activities	(2,341)	(5,121)	(8,628)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on revolving loans, net	—	—	(6,749)
Repayments on capital expenditure facility	(781)	(781)	(781)
Payment of dividends	(1,883)	(1,866)	(300)
Payment of deferred debt issuance costs	(84)	—	—
Net proceeds from issuance of common stock	263	—	358
Treasury stock purchases	(34)	(1,034)	(103)
Net cash used in financing activities	(2,519)	(3,681)	(7,575)
EFFECTS OF EXCHANGE RATES ON CASH	(551)	(20)	(95)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	797	(3,902)	7
CASH AND CASH EQUIVALENTS, beginning of the period	16,451	20,353	14,874
CASH AND CASH EQUIVALENTS, end of the period	$17,248	$16,451	$14,881

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Six months ended
	Jun 30, 2020	Jun 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	(1,493)	32,414
Adjustments to reconcile net (loss) Income to net cash provided by operating activities:
Depreciation	4,716	3,955
Amortization of purchased intangible assets	707	795
Amortization of deferred debt issuance costs	99	83
Stock-based compensation	2,559	2,666
Deferred income taxes	(1,360)	424
(Gain) loss on disposal of property, plant and equipment	(1)	317
Restructuring expenses and asset impairments	3,162	402
Change in working capital, net	2,739	(17,754)
Net cash provided by operating activities	11,128	23,302
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(7,476)	(16,283)
Proceeds on sale of property, plant and equipment	14	1,258
Net cash used in investing activities	(7,462)	(15,025)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on revolving loans, net	—	(3,999)
Repayments on capital expenditure facility	(1,562)	(1,562)
Payment of dividends	(3,749)	(598)
Payment of deferred debt issuance costs	(84)	—
Net proceeds from issuance of common stock	263	358
Treasury stock purchases	(1,068)	(956)
Net cash used in financing activities	(6,200)	(6,757)
EFFECTS OF EXCHANGE RATES ON CASH	(571)	(14)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,105)	1,506
CASH AND CASH EQUIVALENTS, beginning of the period	20,353	13,375
CASH AND CASH EQUIVALENTS, end of the period	$17,248	$14,881

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Jun 30, 2020	Mar 31, 2020	Jun 30, 2019	Sequential	Year-on-year
Net (loss) income	$(5,648)	$4,155	$17,244	-236%	-133%
Interest expense, net	156	238	409	-34%	-62%
Income tax (benefit) provision	(2,583)	2,069	7,343	-225%	-135%
Depreciation	2,364	2,352	2,157	1%	10%
Amortization of purchased intangible assets	353	354	397	—%	-11%

EBITDA	(5,358)	9,168	27,550	-158%	-119%
Restructuring expenses and asset impairments	2,046	1,116	324	83%	531%
Stock-based compensation	1,441	1,118	1,495	29%	-4%
Other expense (income), net	85	(115)	(343)	174%	125%
Adjusted EBITDA	$(1,786)	$11,287	$29,026	-116%	-106%

	Six months ended		Change
	Jun 30, 2020	Jun 30, 2019	Year-on-year
Net (loss) income	(1,493)	32,414	-105%
Interest expense, net	394	782	-50%
Income tax (benefit) provision	(514)	12,231	-104%
Depreciation	4,716	3,955	19%
Amortization of purchased intangible assets	707	795	-11%

EBITDA	3,810	50,177	-92%
Restructuring expenses and asset impairments	3,162	402	687%
Stock-based compensation	2,559	2,666	-4%
Other (income), net	(32)	(322)	90%
Adjusted EBITDA	$9,499	$52,923	-82%

Adjusted operating income

	Three months ended			Change
	Jun 30, 2020	Mar 31, 2020	Jun 30, 2019	Sequential	Year-on-year
Operating (loss) income, as reported	$(7,990)	$6,347	$24,653	-226%	-132%
Restructuring programs:
NobelClad	195	59	324	231%	-40%
DynaEnergetics	1,851	938	—	97%	n/a
Corporate	—	119	—	-100%	n/a
Adjusted operating (loss) income	$(5,944)	$7,463	$24,977	-180%	-124%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Six months ended		Change
	Jun 30, 2020	Jun 30, 2019	Year-on-year
Operating (loss) income, as reported	$(1,645)	$45,105	-104%
Restructuring programs:
NobelClad	254	402	-37%
DynaEnergetics	2,789	—	n/a
Corporate	119	—	n/a
Adjusted operating income	$1,517	$45,507	-97%

Adjusted Net Income and Adjusted Diluted Earnings per Share

	Three months ended June 30, 2020
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(8,231)	$(2,583)	$(5,648)	$(0.38)
Restructuring programs:
NobelClad	195	65	130	0.01
DynaEnergetics	1,851	728	1,123	0.08
Adjusted net loss	$(6,185)	$(1,790)	$(4,395)	$(0.29)

	Three months ended March 31, 2020
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$6,224	$2,069	$4,155	$0.28
Restructuring programs:
NobelClad	59	—	59	—
DynaEnergetics	938	—	938	0.06
Corporate	119	—	119	0.01
Adjusted net income	$7,340	$2,069	$5,271	$0.35

	Three months ended June 30, 2019
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$24,587	$7,343	$17,244	$1.15
Restructuring programs:
NobelClad	324	—	324	0.02
Adjusted net income	$24,911	$7,343	$17,568	$1.17

	Six months ended June 30, 2020
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(2,007)	$(514)	$(1,493)	$(0.10)
Restructuring programs:
NobelClad	254	78	176	0.01
DynaEnergetics	2,789	882	1,907	0.13
Corporate	119	25	94	0.01
Adjusted net income	$1,155	$471	$684	$0.05

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Six months ended June 30, 2019
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$44,645	$12,231	$32,414	$2.17
Restructuring programs:
NobelClad	402	—	402	0.03
Adjusted net income	$45,047	$12,231	$32,816	$2.20

Return on Invested Capital

		Three months ended
		Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020
Operating income (loss)		24,653	$12,821	$499	$6,347	$(7,990)
Income tax provision (benefit) (1)		7,371	5,782	5,227	2,107	(2,509)
Net operating profit (loss) after taxes (NOPAT)		17,282	7,039	(4,728)	4,240	(5,481)
Trailing Twelve Months NOPAT					23,833	1,070

	Balances as of
	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020
Allowance for doubtful accounts	574	428	405	967	2,320	2,882
Deferred tax assets	(3,843)	(3,656)	(3,431)	(3,836)	(3,902)	(4,157)
Deferred tax liabilities	880	458	1,469	3,786	3,692	2,747
Accrued income taxes	5,367	9,419	10,427	9,651	8,666	5,727
Current portion of lease liabilities	2,122	2,016	1,944	1,716	1,618	1,846
Long-term portion of lease liabilities	6,157	9,506	9,487	9,777	9,454	10,430
Current portion of long-term debt	3,125	3,125	3,125	3,125	3,125	3,125
Long-term debt	40,239	32,744	25,010	11,147	10,406	9,595
Total stockholders' equity	148,911	163,501	167,076	172,141	173,689	170,283
Total invested capital	203,532	217,541	215,512	208,474	209,068	202,478
Average invested capital				195,276	206,300	210,010

Trailing Twelve Months Return on Invested Capital (ROIC)			29%	18%	12%	1%

(1) Tax calculation for NOPAT:
	Three months ended			Twelve months ended	Three months ended
	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020
Income (loss) before income taxes	24,587	12,604	(547)	56,702	6,224	(8,231)
Income tax provision (benefit)	7,343	5,689	4,741	22,661	2,069	(2,583)
Effective tax rate	29.9%	45.1%	(866.7)%	40.0%	33.2%	31.4%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Jun 30, 2020	Mar 31, 2020	Jun 30, 2019	Sequential	Year-on-year
Operating (loss) income, as reported	$(6,895)	$8,606	$26,813	-180%	-126%
Adjustments:
Restructuring	1,851	938	—	97%	n/a

Adjusted operating (loss) income	(5,044)	9,544	26,813	-153%	-119%
Depreciation	1,513	1,512	1,419	—%	7%
Amortization of purchased intangibles	259	260	300	—%	-14%
Adjusted EBITDA	$(3,272)	$11,316	$28,532	-129%	-111%

	Six months ended
	Jun 30, 2020	Jun 30, 2019	Year-on-year
Operating income, as reported	$1,711	$49,923	-97%
Adjustments:
Restructuring	2,789	—	n/a

Adjusted operating income	4,500	49,923	-91%
Depreciation	3,025	2,517	20%
Amortization of purchased intangibles	519	601	-14%
Adjusted EBITDA	$8,044	$53,041	-85%

NobelClad

	Three months ended			Change
	Jun 30, 2020	Mar 31, 2020	Jun 30, 2019	Sequential	Year-on-year
Operating income, as reported	$1,985	$1,476	$1,923	34%	3%
Adjustments:
Restructuring expenses and asset impairments	195	59	324	231%	-40%

Adjusted operating income	2,180	1,535	2,247
Depreciation	787	740	738	6%	7%
Amortization of purchased intangibles	94	94	97	—%	-3%
Adjusted EBITDA	$3,061	$2,369	$3,082	29%	-1%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Six months ended
	Jun 30, 2020	Jun 30, 2019	Year-on-year
Operating income, as reported	$3,459	$3,753	-8%
Adjustments:
Restructuring expenses and asset impairments	254	402	-37%

Adjusted operating income	3,713	4,155
Depreciation	1,527	1,438	6%
Amortization of purchased intangibles	188	194	-3%
Adjusted EBITDA	$5,428	$5,787	-6%